Exhibit 10.2

LEASE GUARANTY

The undersigned (collectively the "Guarantor") hereby absolutely and unconditionally, jointly and severally, guarantees the prompt, complete, and full and punctual payment , observance, and performance of all the terms, covenants, and conditions provided to be paid, kept, and performed by the tenant under that certain Lease Agreement (such lease, as amended, being herein referred to as the "Lease"), dated 24 June 2024, between TEXAS DUGAN LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord ("Landlord"), and THE DALLAS MORNING NEWS, Inc., a Delaware corporation, as Tenant ("Tenant") covering the premises located at 1433 Frankford Road, Suite 100, Carrollton, TX 75007, and all renewals, amendments, expansions, and modifications of the Lease. This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease.

The obligation of the Guarantor is primary and independent of Tenant's obligations under the Lease and may be enforced directly against the Guarantor independently of and without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity.

This instrument may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant's interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.

Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed nor by any modification of such Lease; but in case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

Until all the covenants and conditions in said Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.

The liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively "proceeding for relief"); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any proceeding for relief; or (iv) the cessation from any cause whatsoever of the liability of Tenant.

The Guarantor agrees that upon an event of default under the Lease, the Landlord has the right and option, but is not required to, name the Guarantor in an unlawful detainer proceeding, and that doing so does not constitute an election of remedies against the Guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant, all as though such payment had not been made.

This Guaranty is executed and delivered for the benefit of Landlord and its successors and assigns, and is and shall be binding upon Guarantor and its successors and assigns, but Guarantor may not assign its obligations hereunder.

GUARANTOR AND LANDLORD WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THIS GUARANTY.

Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the terms of this Guaranty.

This Guaranty shall be governed by and construed in accordance with the internal laws of the State which governs the Lease excluding any principles of conflicts of laws. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

If the Guarantor is more than one person or entity, the liability of each such Guarantor shall be joint and several.

WITNESS THE EXECUTION hereof on 24 June 2024.

GUARANTOR:

DALLASNEWS CORPORATION

a Texas corporation

By:/s/ Katy Murray

Name: Katy Murray

Title:President